UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DFP HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	32-0672927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1/F., No. 22, Lane 50, Section 3, Nangang Road

Nangang District, Taipei City 115607

Taiwan

(Address of principal executive offices) (Zip Code)

(886) 2 8772 2001

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-271858

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value of $0.0001

Item 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of securities relating to DFP Holdings Limited’s (the “ Registrant”) Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2023, as amended on July 7, 2023, August 8, 2023 and September 6, 2023 or by any other amendments to such Registration Statement on Form S-1 (collectively, the “Registration Statement”) under File Number: 333-271858 is incorporated by reference into this registration statement.

Item 2. EXHIBITS

The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

Exhibit Number	Description
3.1	Certificate of Incorporation
3.2	By-laws
5.1	Legal Opinion Letter
23.1	Consent of Weinberg & Company, P.A.
99.1	Sample Subscription Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 29, 2024

DFP Holdings Limited

By:	/s/ Hsu Shou Hung
Name:	Hsu Shou Hung
Title:	Chief Executive Officer and Director